Exhibit 99.01

Keynote Reports First Fiscal Quarter 2013 Results

  Reports Record Quarterly Revenue of $33.9 Million
  Delivers Record Mobile Telecommunications Revenue
  Exceeds Revenue and Non-GAAP EPS Guidance
  Board of Directors Raises Dividend to $0.07 per Share and Approves for June Quarter

SAN MATEO, Calif.--(BUSINESS WIRE)--January 29, 2013--Keynote (NASDAQ: KEYN), the global leader in mobile and web cloud testing & monitoring, reported financial results for its first fiscal quarter ended December 31, 2012.

Umang Gupta, Chairman and CEO of Keynote, said: "Our first fiscal quarter of 2013 results were better than expected. Our Internet subscriptions revenue continued on its upward trajectory and our mobile telecom business delivered record revenue. Additionally, we continued to make progress with our mobile enterprise business. Today, we have the strongest product offering in our growing market segments and solid go-to-market strategies. We are optimistic about our future prospects.”

Quarter Ended December 31, 2012 Compared to Quarter Ended December 31, 2011

Revenue was $33.9 million for the first fiscal quarter of 2013, compared to $33.1 million in the first fiscal quarter of 2012. Total Internet revenue was $16.4 million, up from $15.5 million a year ago. Total mobile revenue was $17.5 million, compared to $17.6 million a year ago. The revenue accounting headwind in the quarter was $1.2 million, which equals the decrease in mobile ratable licenses revenue from $1.6 million a year ago to $397,000 in the first fiscal quarter of 2013.

Total costs and expenses for the quarter were $29.7 million, compared to $27.6 million in the same quarter a year ago. Net income for the first fiscal quarter of 2013 was $1.9 million, or $0.11 per diluted share, compared to net income of $4.1 million, or $0.22 per diluted share, for the same period last fiscal year. Non-GAAP net income for the first fiscal quarter of 2013 was $6.0 million, or $0.33 per diluted share, compared to $6.0 million, or $0.32 per diluted share, for the same period last fiscal year. The company defines non-GAAP net income as GAAP net income adjusted for the provision for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. Non-GAAP net income per diluted share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Adjusted EBITDA was $7.9 million for the first fiscal quarter of 2013, or 23% of revenue, compared to $7.4 million, or 22% of revenue, for the same period last fiscal year. The company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items.

Cash provided by operating activities was $3.8 million for the first fiscal quarter of 2013, compared to $1.5 million for the same period last fiscal year. Keynote defines free cash flow as cash flow from operations less cash used to purchase property, equipment and software. The company generated free cash flow of $2.4 million for the first fiscal quarter of 2013, compared to using $98,000 in the first fiscal quarter of 2012.

Balance Sheet

At December 31, 2012, Keynote had $51.2 million in cash, cash equivalents, and short-term investments, compared to $49.9 million at September 30, 2012. Net deferred revenue was $15.6 million at December 31, 2012, compared to $16.7 million at September 30, 2012. The total shares outstanding at December 31, 2012 were 18.2 million, compared to 17.9 million at September 30, 2012.

Quarterly Cash Dividend

On December 11, 2012, the board of directors announced a cash dividend of $0.06 per common share to common stockholders of record as of the close of business on December 21, 2012, which was paid on or about December 31, 2012. This accelerated dividend was in lieu of any quarterly dividend to be declared in January 2013.

In addition to the accelerated cash dividend paid last quarter, the board of directors approved an increase in the quarterly cash dividend to $0.07 per common share, to be paid next quarter on June 15, 2013 to common stockholders of record at the close of business on June 1, 2013.

Expectations for the Second Fiscal Quarter of 2013

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Keynote currently expects the following for the second fiscal quarter of 2013:

  Total revenue is expected to be between $30.0 million and $32.0 million.
  GAAP net income per diluted share is expected to be between $0.02 and $0.10.
  Non-GAAP net income per diluted share is expected to be between $0.15 and $0.23.

The above guidance is based on the following assumptions:

  Expected seasonal decrease in sequential revenue.
  Total stock-based compensation expense and amortization of purchased intangibles is expected to be approximately $1.9 million.
  Depreciation is expected to be approximately $1.5 million.
  Interest income and other, net is expected to be $50,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash.
  Cash taxes paid from on-going operations is expected to be approximately $200,000.
  Diluted weighted average shares outstanding are expected to be approximately 18.5 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PDT) today, January 29, 2013. To access the call in the U.S., please dial (800) 588-4973, and for international callers dial (847) 230-5643. Callers may provide the following confirmation number 34004609 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The webcast can be accessed at www.keynote.com and is available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 34004609#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future prospects, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share and other results, and the related underlying assumptions in calculating those amounts including foreign exchange rates, the seasonal nature of revenues, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to Keynote’s ability to successfully market and sell its services to new or existing customers, especially mobile enterprise customers, the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2012, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA and free cash flow. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase property, equipment and software. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the company’s business and operations. Accordingly, the company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the company. The company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners.

Keynote Systems, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Net revenue:	$33,912	$30,392	$33,079
Costs and expenses:
Costs of revenue:
Direct costs of revenue	9,091	8,819	8,594
Development	4,838	4,801	4,379
Operations	2,749	2,739	2,496
Amortization of intangible assets - software	525	525	465
Total costs of revenue	17,203	16,884	15,934
Sales and marketing	9,021	9,156	9,138
General and administrative	3,651	3,298	4,108
Change in fair value of acquisition-related contingent consideration	—	—	(2,000)
Excess occupancy income, net	(516)	(505)	(350)
Amortization of intangible assets - other	298	963	810
Total costs and expenses	29,657	29,796	27,640
Income from operations	4,255	596	5,439
Interest income and other, net	(139)	(7)	60
Income before provision for income taxes	4,116	589	5,499
Provision for income taxes	(2,172)	(363)	(1,378)
Net income	$1,944	$226	$4,121

Net income per share:
Basic	$0.11	$0.01	$0.24
Diluted	$0.11	$0.01	$0.22
Weighted average common shares outstanding:
Basic	17,965	17,843	17,294
Diluted	18,397	18,172	18,518

Keynote Systems, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	September 30, 2012

Assets
Current assets:
Cash, cash equivalents and short-term investments	$51,212	$49,939
Accounts receivable, net	21,073	17,395
Other current assets	2,972	2,776
Inventories	2,206	1,980
Deferred tax assets	4,608	6,076
Total current assets	82,071	78,166
Property and equipment, net	35,091	35,165
Goodwill	111,184	110,253
Identifiable intangible assets, net	8,237	9,060
Deferred tax assets	32,825	33,392
Other long-term assets	1,015	929
Total assets	$270,423	$266,965

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,332	$2,393
Accrued expenses	12,341	11,301
Deferred revenue	14,327	15,626
Total current liabilities	29,000	29,320
Other long term liabilities	4,038	3,824
Long-term deferred revenue	1,317	1,093
Total liabilities	34,355	34,237

Stockholders’ equity:
Common stock	18	18
Additional paid-in capital	316,129	316,125
Accumulated deficit	(80,414)	(82,358)
Accumulated other comprehensive income (loss)	335	(1,057)
Total stockholders’ equity	236,068	232,728
Total liabilities and stockholders’ equity	$270,423	$266,965

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Non-GAAP Net Income
GAAP net income	$1,944	$226	$4,121
Provision for income taxes	2,172	363	1,378
Stock-based compensation*	1,339	977	1,328
Amortization of intangible assets - software	525	525	465
Amortization of intangible assets - other	298	963	810
Change in fair value of acquisition-related contingent consideration	—	—	(2,000)
Non-GAAP income before income tax	6,278	3,054	6,102
Cash taxes from on-going operations	(257)	(179)	(86)
Non-GAAP net income	$6,021	$2,875	$6,016
Weighted average diluted common shares outstanding	18,397	18,172	18,518
Non-GAAP net income per share	$0.33	$0.16	$0.32

Adjusted EBITDA
GAAP net income	$1,944	$226	$4,121
Provision for income taxes	2,172	363	1,378
Interest income and other, net	139	7	(60)
Stock-based compensation*	1,339	977	1,328
Amortization of intangible assets - software	525	525	465
Amortization of intangible assets - other	298	963	810
Depreciation	1,478	1,504	1,334
Change in fair value of acquisition-related contingent consideration	—	—	(2,000)
Adjusted EBITDA	$7,895	$4,565	$7,376

* Stock-based compensation by category
Direct costs of revenue	$76	$162	$166
Development	272	322	305
Operations	128	154	143
Sales and marketing	457	260	431
General and administrative	406	79	283
	$1,339	$977	$1,328

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Internet:
Web measurement subscriptions	$9,518	$—	$—	$—	$9,518
Other subscriptions	4,120	—	—	—	4,120
Engagements	2,763	—	—	—	2,763
Internet net revenue	16,401	—	—	—	16,401
Mobile:
Subscriptions	5,646	—	—	—	5,646
Ratable licenses	397	—	—	—	397
System licenses	5,319	—	—	—	5,319
Maintenance and support	6,149	—	—	—	6,149
Mobile net revenue	17,511	—	—	—	17,511
Net revenue	$33,912	$—	$—	$—	$33,912

Mobile net revenue by customer type
Enterprise	$5,249	$—	$—	$—	$5,249
Telecommunications	12,262	—	—	—	12,262
Mobile net revenue	$17,511	$—	$—	$—	$17,511

FY 2012
Internet:
Web measurement subscriptions	$8,119	$8,267	$8,803	$9,036	$34,225
Other subscriptions	4,295	3,269	3,032	3,970	14,566
Engagements	3,090	2,821	2,779	3,085	11,775
Internet net revenue	15,504	14,357	14,614	16,091	60,566
Mobile:
Subscriptions	5,593	6,206	6,529	6,241	24,569
Ratable licenses	1,583	980	499	445	3,507
System licenses	5,755	4,023	4,382	2,883	17,043
Maintenance and support	4,644	5,026	4,252	4,732	18,654
Mobile net revenue	17,575	16,235	15,662	14,301	63,773
Net revenue	$33,079	$30,592	$30,276	$30,392	$124,339

Mobile net revenue by customer type
Enterprise	$5,943	$5,884	$6,600	$5,256	$23,683
Telecommunications	11,632	10,351	9,062	9,045	40,090
Mobile net revenue	$17,575	$16,235	$15,662	$14,301	$63,773

FY 2011
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030

Mobile net revenue by customer type
Enterprise	$1,109	$1,249	$2,035	$1,635	$6,028
Telecommunications	10,816	10,101	11,105	11,653	43,675
Mobile net revenue	$11,925	$11,350	$13,140	$13,288	$49,703

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Total Revenue	$33,912	$—	$—	$—	$33,912
Cash Flow from Operations	$3,823	$—	$—	$—	$3,823
% of Revenue	11%	—%	—%	—%	11%
Purchase of PP&E	$1,453	$—	$—	$—	$1,453
Free Cash Flow	$2,370	$—	$—	$—	$2,370
% of Revenue	7%	—%	—%	—%	7%

FY 2012
Total Revenue	$33,079	$30,592	$30,276	$30,392	$124,339
Cash Flow from Operations	$1,510	$4,606	$5,046	$5,442	$16,604
% of Revenue	5%	15%	17%	18%	13%
Purchase of PP&E	$1,608	$1,639	$1,410	$1,068	$5,725
Free Cash Flow	$(98)	$2,967	$3,636	$4,374	$10,879
% of Revenue	(—%)	10%	12%	14%	9%

FY 2011
Total Revenue	$24,833	$24,107	$26,586	$27,504	$103,030
Cash Flow from Operations	$2,324	$6,693	$4,560	$5,686	$19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$470	$1,693	$795	$1,379	$4,337
Free Cash Flow	$1,854	$5,000	$3,765	$4,307	$14,926
% of Revenue	7%	21%	14%	16%	14%

CONTACT:
Investor Relations
LHA
Kirsten Chapman or Becky Herrick, 415-433-3777
KEYNLHA@lhai.com
or
Media
Keynote
Dan Berkowitz, 650-403-3305
dberkowitz@keynote.com